SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 13, 2009

Date of Report

(Date of earliest event reported)

PRO-PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-32877	04-3562325
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Wells Avenue

Newton, Massachusetts 02459

(Address of principal executive offices) (Zip code)

(617) 559-0033

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In a Current Report on Form 8-K filed with the Commission on February 18, 2009 (the “February 18, 2009 Form 8-K Current Report”), Pro-Pharmaceuticals, Inc., a Nevada corporation (the “Company”), reported, among other things, that the Company (i) had entered into a Securities Purchase Agreement (the “Purchase Agreement”) and related agreements on February 12, 2009 with 10X Fund, L.P., a Delaware limited partnership (the “Purchaser”) and (ii) had completed an initial closing under the Purchase Agreement. The February 18, 2009 Form 8-K Current Report also reported that under the Purchase Agreement the Company agreed to issue and sell to the Purchaser, and the Purchaser agreed to purchase, at one or more subsequent closings: (i) up to 2,100,000 shares of Series B-2 Preferred Stock (the “Series B-2 Preferred Stock”) convertible into up to 8,400,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); (ii) Class A-1 Warrants exercisable to purchase up to 4,200,000 shares of Common Stock (the “Class A-1 Warrants”); (iii) Class A-2 Warrants exercisable to purchase up to 4,200,000 shares of Common Stock (the “Class A-2 Warrants”); and (iv) Class B Warrants exercisable to purchase up to 16,800,000 shares of Common Stock (the “Class B Warrants”) for an aggregate purchase price of $4.2 million (less the origination fees and expenses described below).

In a subsequent closing on May 13, 2009, pursuant to the Purchase Agreement, the Company issued and sold an aggregate of (i) 450,000 shares of Series B-2 Preferred Stock convertible into 1,800,000 shares of Common Stock, (ii) Class A-1 Warrants exercisable to purchase 1,800,000 shares of Common Stock, (iii) Class A-2 Warrants exercisable to purchase 1,800,000 shares of Common Stock, and (iv) Class B Warrants exercisable to purchase 3,600,000 shares of Common Stock for gross proceeds of $900,000. Net proceeds of these sales were approximately $802,000 after reimbursement of the Purchaser’s expenses (including legal expenses) in connection with the subsequent closing and an origination fee in the amount of three percent of the gross proceeds from the sale of these securities. As a result of the closing held on May 13, 2009, under the terms of the Purchase Agreement, the final purchase date for the remaining shares of Series B-2 Preferred Stock, Series A-1 Warrants, Series A-2 Warrants and Series B Warrants has been extended to August 11, 2009.

The terms and conditions of the Purchase Agreement, the Certificate of Designation of Preferences, Rights and Limitations for the Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock that established the Series B-2 Preferred Stock, the Series A-1 Warrants, the Series A-2 Warrants and the Series B Warrants were disclosed in the February 18, 2009 Form 8-K Current Report including the exhibits thereto. The description of the Class A-1 Warrants, the Class A-2 Warrants and the Class B Warrants issued by the Company in the subsequent closing reported in this report is not complete and is qualified in its entirety by reference to the full text of the Form of Class A-1 Warrants, the Form of Class A-2 Warrants and the Form of Class B Warrants, copies of which are filed as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, in the February 18, 2009 Form 8-K Current Report and incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Arrangement of Registrant.

The information contained in Item 1.01 of the February 18, 2009 Form 8-K Current Report under the caption “Securities Purchase Agreement - Terms of the Series B Preferred Stock - Redemption” is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this report is incorporated by reference into this Item 3.02. The Series B-2 Convertible Stock and warrants sold at the subsequent closing on May 13, 2009, under the Purchase Agreement were issued in reliance on the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Series B-2 Preferred Stock and warrants were not registered under the Securities Act and are “restricted securities” as such term is defined in Rule 144 under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions

Not applicable.

(d) Exhibits.

Exhibit Number

4.1	Form of Class A-1 Common Stock Purchase Warrant*

4.2	Form of Class A-2 Common Stock Purchase Warrant*

4.3	Form of Class B Common Stock Purchase Warrant*

*	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on February 18, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

By:	/s/ Anthony D. Squeglia
Anthony D. Squeglia
Chief Financial Officer

Date: May 19, 2009

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Class A-1 Common Stock Purchase Warrant.*

4.2	Form of Class A-2 Common Stock Purchase Warrant.*

4.3	Form of Class B Common Stock Purchase Warrant.*

*	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on February 18, 2009.